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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-91560, 333-4148, 333-29191, 333-56931,
333-35554 and 333-49054) pertaining to the Employee Stock Purchase Plan and the 1995 Stock Option/Stock Issuance Plan, 1995 Non-Employee Directors Stock Option Plan and 2000 Supplemental Stock Option Plan of Remedy Corporation of our report dated January 18, 2001 with respect to the consolidated financial statements and schedule of Remedy Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2000.

                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
March 28, 2001


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